Filed pursuant to Rule 424(b)(5)
Registration No. 333-243708
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.001 per share	5,534,098	$158.83	$878,956,878.04	$81,479.30

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
(to prospectus dated August 10, 2020)
Match Group, Inc.
Common Stock

We are offering 5,534,098 shares of our common stock in a registered direct offering to purchasers pursuant to this prospectus supplement and the accompanying prospectus at a price of $158.83 per share. The price per share and the number of shares of common stock to be issued pursuant to this offering were determined based upon a volume-weighted average price per share of common stock during an averaging period commencing September 24, 2021.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “MTCH.” On September 21, 2021, the reported last sale price of our common stock on the Nasdaq Global Select Market was $151.92 per share.
Concurrently with this offering, we expect to enter into agreements with certain financial institutions (the “Option Counterparties”) to terminate corresponding portions of the exchangeable note hedges that are outstanding between us and the Option Counterparties in connection with the issuance of our 2022 Exchangeable Notes (as defined below) as well as warrant transactions entered into with Option Counterparties at that time (the “Hedge and Warrant Unwind Transactions”). As part of the Hedge and Warrant Unwind Transactions, the option counterparties will pay us a cash settlement amount to be determined in the manner described in this prospectus supplement. Concurrently with this offering, Match Group Holdings II, LLC (“MG Holdings II”), an indirect wholly owned subsidiary of Match Group, Inc., is conducting a private offering of $500.0 million aggregate principal amount of senior notes due 2031 (the “Concurrent Notes Offering”). We intend to use the net proceeds of this offering and the Hedge and Warrant Unwind Transactions, together with a portion of the net proceeds of the Concurrent Notes Offering, to repurchase approximately $414 million aggregate principal amount of the 0.875% exchangeable senior notes due 2022 (“2022 Exchangeable Notes”) issued by Match Group FinanceCo, Inc., one of our wholly owned subsidiaries, for approximately $1,500 million, including accrued and unpaid interest on the 2022 Exchangeable Notes repurchased, pursuant to privately negotiated agreements with a limited number of current holders of such 2022 Exchangeable Notes. See “Use of Proceeds,” “Concurrent Hedge and Warrant Unwind Transactions” and “Concurrent Notes Offering.”
Neither the completion of this offering nor of the Concurrent Notes Offering is contingent on the completion of the other, so it is possible that this offering occurs and the Concurrent Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Notes Offering will be completed on the terms described herein, or at all. The Concurrent Notes Offering is being made pursuant to a separate offering memorandum and nothing herein shall constitute an offer to sell or the solicitation of an offer to buy notes in the Concurrent Notes Offering. See “Concurrent Notes Offering.”
The closing of this offering is not contingent upon the closings of the Hedge and Warrant Unwind Transactions, and the closings of the Hedge and Warrant Unwind Transactions are not contingent upon the closing of this offering.
We cannot assure you that the Hedge and Warrant Unwind Transactions will be completed or, if completed, on what terms they will be completed.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and as incorporated by reference herein.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Registered direct offering price	$158.83	$878,956,878.04
Placement agent’s fees(1)	$0.19	$1,034,995.00
Proceeds, before expenses, to us	$158.64	$877,921,883.04

(1)
See “Plan of Distribution” for additional information regarding placement agent compensation, beginning on page S-10 of this prospectus supplement.

In this offering, J.P. Morgan Securities LLC will act as our sole placement agent (in such capacity, the “placement agent”) with respect to the shares of our common stock offered by this prospectus supplement. The placement agent is not required to sell any minimum number or dollar amount of shares of our common stock but will use its reasonable best efforts to solicit offers for the purchases of the shares of the common stock offered hereby. There is no assurance that any such shares of common stock will be sold. We have agreed to pay the placement agent the placement agent fees set forth in the table above, which assumes that we sell all of the shares of our common stock that we are offering pursuant to this prospectus supplement, and the placement agent’s expenses in connection with this offering, in each case, as described in this prospectus supplement and the accompanying prospectus. See ‘‘Plan of Distribution’’ beginning on page S-10 of this prospectus supplement for more information regarding these arrangements.
We expect to deliver the shares of common stock to purchasers on or about October 4, 2021.

Sole Placement Agent
J.P. Morgan
The date of this prospectus supplement is September 30, 2021.

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.
Before purchasing any shares of common stock, you should carefully read and consider all information contained in this prospectus supplement, the accompanying prospectus and each of the documents incorporated by reference herein and therein, together with the additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus.
If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement, or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement, will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement or the accompanying prospectus, and in any related free writing prospectus that we prepare or authorize. We have not, and the placement agent has not, authorized any other person to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below.
In this prospectus supplement, unless we indicate otherwise or the context requires, “we,” “us,” “our,” “Match Group” and the “Company,” refer to Match Group, Inc. and its respective subsidiaries, as the context may require.

RISK FACTORS
Investing in our securities involves risk. Before you invest in our common stock, you should carefully consider all of the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. You should also carefully consider all of the other information included or incorporated by reference in this prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations, prospects and our ability to make or sustain distributions to our stockholders, which could result in a partial or complete loss of your investment in our common stock. Some statements in this prospectus supplement constitute forward-looking statements. See “Information Concerning Forward-Looking Statements” in the accompanying prospectus.
Risks Related to This Offering
Modifications with respect to the Existing Bond Hedge Transactions and Existing Warrant Transactions may affect the value of our common stock.
We are an obligor on an aggregate of $517.5 million principal amount of the 2022 Exchangeable Notes that were issued in September 2017. In connection with the 2022 Exchangeable Notes, we are party to bond hedge transactions (collectively, the “Existing Bond Hedge Transactions”) with the Option Counterparties. We are also party to warrant transactions (collectively, the “Existing Warrant Transactions”) with the Option Counterparties.
The Option Counterparties or their respective affiliates may modify their respective hedge positions with respect to the Existing Bond Hedge Transactions and/or the Existing Warrant Transactions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions from time to time (and are likely to do so during any observation period related to the proposed repurchase of a portion of the 2022 Exchangeable Notes). This activity could cause or avoid an increase or a decrease in the market price of our common stock.
The partial termination of the Existing Bond Hedge Transactions and/or the Existing Warrant Transactions may affect the value of our common stock.
In connection with any repurchase of 2022 Exchangeable Notes, we expect to enter into agreements with the Option Counterparties to terminate a portion of each of the Existing Bond Hedge Transactions in a notional amount corresponding to the amount of such 2022 Exchangeable Notes repurchased, if any. We also expect to enter into agreements with the Option Counterparties to terminate a portion of each of the Existing Warrant Transactions. In connection with any Hedge and Warrant Unwind Transactions, and the related unwinding of the existing hedge position of the Option Counterparties with respect to such transactions, the Option Counterparties and/or their respective affiliates are expected to sell shares of our common stock in secondary market transactions, and/or enter into or unwind various derivative transactions with respect to our common stock. In particular, in connection with any repurchase of 2022 Exchangeable Notes and termination of a corresponding portion of the Existing Bond Hedge Transactions, and/or in connection with any termination of the Existing Warrant Transactions, we expect the Option Counterparties to sell shares of our common stock in the open market for some period of time. Depending on when it occurs, the hedge unwind activity of the Option Counterparties may to some extent offset the effects of the hedge unwind activity of the holders of 2022 Exchangeable Notes described below. We may enter into further agreements with the Option Counterparties to further terminate any remaining portion of the Existing Bond Hedge Transactions and/or the Existing Warrant Transactions in connection with any subsequent repurchase of a portion of the 2022 Exchangeable Notes or otherwise.
Any repurchases of the 2022 Exchangeable Notes may affect the value of our common stock.
We intend to use the proceeds from this offering and the Hedge and Warrant Unwind Transactions, together with a portion of the proceeds from the Concurrent Notes Offering, if it is completed, to repurchase a portion of our outstanding 2022 Exchangeable Notes in privately negotiated transactions. Any repurchase of our outstanding 2022 Exchangeable Notes is likely to affect the market price of our common stock. We expect that holders of the 2022 Exchangeable Notes that sell their 2022 Exchangeable Notes to us in any note repurchase transaction may enter into or unwind various derivatives with respect to our common stock and/or purchase or sell shares of our common stock in the market to hedge their exposure in connection with these transactions. In particular, we expect that many holders of the 2022 Exchangeable Notes employ a convertible arbitrage strategy with respect to the 2022 Exchangeable Notes and have a short position with respect to our common stock that they would close, through purchases of our common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to our common stock, in connection with our repurchase of their 2022 Exchangeable Notes. for cash. This activity could increase (or reduce the size of any decrease in) the market price of our common stock at this time.
In addition, the market price of our common stock is likely to be affected by short sales of our common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to our common stock by some of the investors in the notes that do not sell the 2022 Exchangeable Notes to us and by the hedging activity of the Option Counterparties as described above under “Risk Factors — Risks Related to This Offering — Modifications with respect to the Existing Bond Hedge Transactions and Existing Warrant Transactions may affect the value of our common stock.” We cannot predict the magnitude of such market activity or the overall effect it will have on the price of our common stock. In connection with these transactions, we may make and/or receive payments in amounts that depend on the market price of our common stock at such times or during such periods as agreed with the holders of the 2022 Exchangeable Notes and/or the Option Counterparties.
We cannot assure you that the Exchangeable Notes Repurchase will be completed on the terms described herein, or at all, or that any minimum amount of debt securities will be redeemed pursuant thereto. The Exchangeable Notes Repurchase is being made pursuant to a separate documentation and nothing herein shall constitute a notice of redemption or repurchase of the 2022 Exchangeable Notes or an obligation to issue a notice of redemption or repurchase of the 2022 Exchangeable Notes.

USE OF PROCEEDS
We estimate that the gross proceeds from this offering will be approximately $879 million.
We estimate that the net proceeds to us from the Hedge and Warrant Unwind Transactions, will be approximately $201 million.
We estimate that the net proceeds to us from the Concurrent Notes Offering, will be approximately $495 million, after deducting estimated offering expenses payable by us.
We intend to use the net proceeds from this offering and the Hedge and Warrant Unwind Transactions, together with a portion of the proceeds of the Concurrent Notes Offering, to repurchase approximately $414 million aggregate principal amount of the 2022 Exchangeable Notes for approximately $1,500 million, including accrued and unpaid interest on the 2022 Exchangeable Notes repurchased, pursuant to privately negotiated agreements with a limited number of current holders of such 2022 Exchangeable Notes. See “Concurrent Notes Offering.”
After giving effect to such repurchases of our 2022 Exchangeable Notes, we will not receive any proceeds from such transactions on a net basis and will pay customary fees and expenses in connection therewith. Therefore, this offering, after giving effect to the repurchases of the 2022 Exchangeable Notes, will not have a material impact on our cash position.

CONCURRENT HEDGE AND WARRANT UNWIND TRANSACTIONS
Concurrently with this offering of our common stock, we are entering into agreements with the Option Counterparties to terminate corresponding portions of the Existing Bond Hedge Transactions we previously entered into with the Option Counterparties in connection with the issuance of the 2022 Exchangeable Notes and the Existing Warrant Transactions that we have entered into with the Option Counterparties.
Pursuant to the Hedge and Warrant Unwind Transactions, the Option Counterparties will pay us a cash settlement amount to be determined based upon the volume-weighted average price per share of our common stock during an averaging period commencing around September 24, 2021.
The closing of this offering is not contingent upon the closings of the Hedge and Warrant Unwind Transactions, and the closings of the Hedge and Warrant Unwind Transactions are not contingent upon the closing of this offering. We cannot assure you that the Hedge and Warrant Unwind Transactions will be completed or, if completed, on what terms they will be completed.
See “Use of Proceeds” for additional information regarding the use of proceeds from the Hedge and Warrant Unwind Transactions.

CONCURRENT NOTES OFFERING
Concurrently with this offering of our common stock, Match Group Holdings II, LLC, an indirect wholly owned subsidiary of Match Group, Inc., is conducting a private offering of $500.0 million aggregate principal amount of senior notes due 2031 (the “notes”).
The closing of this offering is not contingent upon the closing of the Concurrent Notes Offering, and the closing of the Concurrent Notes Offering is not contingent upon the closing of this offering. We cannot assure you that the Concurrent Notes Offering will be completed or, if completed, on what terms it will be completed. The Concurrent Notes Offering is being made pursuant to a separate offering memorandum and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the notes in the Concurrent Notes Offering.
The notes will be the general unsubordinated unsecured obligations of MG Holdings II and will rank senior in right of payment to all of its existing and future obligations that are, by their terms, expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of MG Holdings II’s existing and future obligations that are not so subordinated. The notes will be structurally subordinated to all existing and future obligations, including indebtedness, of MG Holdings II’s non-guarantor subsidiaries, including their guarantees of its credit facilities. The notes will be effectively subordinated to MG Holdings II’s secured indebtedness and the secured indebtedness of any of its subsidiaries that guarantee the notes in the future, in each case to the extent of the value of the assets securing such indebtedness, including our credit facilities.
See “Use of Proceeds” for additional information regarding the use of proceeds from the Concurrent Notes Offering.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF COMMON STOCK
The following are the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock acquired in this offering by a “Non-U.S. Holder” that does not own, and has not owned, actually or constructively, more than 5% of our common stock. You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of our common stock that is:
•
a nonresident alien individual;

•
a foreign corporation; or

•
a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States for U.S. federal income tax purposes. If you are such a person, you should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of our common stock.
If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and your activities.
This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences and does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income and estate taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Dividends
Distributions of cash or other property will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock, as described below under “— Gain on Disposition of Our Common Stock.”
Dividends paid to you generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, you will be required to provide a properly executed applicable Internal Revenue Service (“IRS”) Form W-8 certifying your entitlement to benefits under a treaty.
If dividends paid to you are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person. In this case, you will be exempt from the withholding tax discussed in the preceding paragraph, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Gain on Disposition of Our Common Stock
Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our common stock unless:

•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), or

•
we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.
If you recognize gain on a sale or other disposition of our common stock that is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on such gain in the same manner as a U.S. person. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Information Reporting and Backup Withholding
Information returns are required to be filed with the IRS in connection with payments of dividends on our common stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. You may be subject to backup withholding on payments on our common stock or on the proceeds from a sale or other disposition of our common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Additionally, a 30% withholding would have applied to payments of gross proceeds of dispositions of our common stock on or after January 1, 2019; however, proposed Treasury regulations eliminate this 30% withholding on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). You should consult your tax adviser regarding the effects of FATCA on your investment in our common stock.
Federal Estate Tax
Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, our common stock will be treated as U.S.-situs property subject to U.S. federal estate tax.

PLAN OF DISTRIBUTION
We are offering 5,534,098 shares of our common stock in a registered direct offering to purchasers pursuant to this prospectus supplement and the accompanying prospectus. The number of shares of common stock to be issued pursuant to this offering were determined based upon a volume-weighted average price per share of common stock during an averaging period commencing September 24, 2021. The shares of our common stock were offered directly to the purchasers. We currently anticipate that the closing of the sale of such shares of common stock will take place on or about October 4, 2021.
We have retained J.P. Morgan Securities LLC as the sole placement agent for this offering. J.P. Morgan Securities LLC has agreed to act as placement agent in connection with the offering described in this prospectus supplement subject to the terms and conditions of an agency agreement between us and the placement agent (which we refer to as the “Placement Agent Agreement”). The placement agent is not purchasing or selling any of the shares of common stock offered pursuant to this prospectus supplement or the accompanying prospectus, nor are they required to arrange the purchase or sale of any specific number or dollar amount of shares of common stock, but have agreed to use their reasonable best efforts to arrange for the sale of all of the shares of common stock offered pursuant to this prospectus supplement. Therefore, we will enter into share purchase agreements (which we refer to as the “Share Purchase Agreements”) directly with investors in connection with the offering pursuant to this prospectus supplement and the accompanying prospectus, and will only sell to investors who have entered into a Share Purchase Agreement.
We currently anticipate that closing of this offering will take place on or about October 4, 2021. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares of common stock purchased. Our obligation to issue and sell shares of common stock to the investors is subject to the conditions set forth in the Share Purchase Agreements, which may be waived by us at our discretion. An investor’s obligation to purchase common shares is subject to the conditions set forth in the Share Purchase Agreements as well, which may also be waived. There is no requirement that any minimum number or dollar amount of shares of common stock to be sold in this offering, and there can be no assurance that we will sell all or any of the shares of common stock being offered.
Pursuant to the Placement Agent Agreement, we will pay the placement agent a placement agent’s fee equal to an aggregate of 0.25% of the aggregate principal amount of the 2022 Exchangeable Notes to be repurchased. We will also be responsible for the payment of the placement agent’s expenses in connection with the offering described in this prospectus supplement and the accompanying prospectus, including the reasonable fees and expenses of its counsel. The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by them while acting as our agent may be deemed to be underwriting discounts or commissions under the Securities Act.
The following table shows the per share and total placement agent’s fees that we will pay to the placement agent in connection with the sale of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of such shares offered hereby.
	Per Share	Total
Placement agent’s fees	$0.19	$1,034,995.00
We estimate the total expenses that will be payable by us in connection with the offering described in this prospectus supplement and the accompanying prospectus, including the placement agent’s fees, will be approximately $1.6 million, which include legal, accounting and printing costs.
We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities under the Securities Act and the Exchange Act, and contribute to payments that the placement agent may be required to make in respect of such liabilities.
If all of the Share Purchase Agreements are terminated pursuant to their terms, the Placement Agent Agreement will automatically terminate, with no need for further action by the parties to the Placement Agent Agreement, except that the expense reimbursement and indemnity provisions will at all times be effective and will survive such termination.

The Placement Agent Agreement may also be terminated by the placement agent if there is a failure to satisfy or waive certain customary closing conditions under the Placement Agent Agreement, except that the expense reimbursement and indemnity provisions will at all times be effective and will survive such termination. The termination of the Placement Agent Agreement with respect to the placement agent will have no impact on the obligations of the parties pursuant to the Share Purchase Agreements. Our obligation to issue and sell shares of common stock to the investors is subject to the conditions set forth in the Share Purchase Agreements.
This is a brief summary of the material provisions of the Placement Agent Agreement and the Share Purchase Agreement that we entered into and does not purport to be a complete statement of the terms and conditions of such agreements.
We intend to have the common stock offered hereby approved for listing on the Nasdaq Global Select Market under the symbol “MTCH.”
The placement agent may engage in transactions with, or perform other services for, us in the ordinary course of business. The placement agent and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, the placement agent and/or its affiliates are lenders and administrative agent under our credit facilities and are acting as initial purchasers for the Concurrent Notes Offering, and will receive customary compensation in connection therewith.
In addition, in the ordinary course of their various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The placement agent and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
The shares offered hereby are not being offered outside of the United States of America. Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC and which is incorporated by reference will automatically update and supersede the information in this prospectus supplement and any previously filed documents. We incorporate by reference the documents listed below and all future filings made pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (other than, in each case, information in the documents or filings, or the portions of those documents or exhibits thereto, that is deemed to have been furnished and not filed) until the termination of the offering of the securities covered by this prospectus supplement:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on February 25, 2021;

•
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021 filed on May 7, 2021 and for the quarter ended June 30, 2021 filed on August 6, 2021; and

•
Current Reports on Form 8-K filed on February 10, 2021 (except as it relates to information filed under Item 7.01), March 31, 2021, April 30, 2021, June 17, 2021, September 22, 2021 and September 23, 2021.

We will provide without charge upon written or oral request, a copy of any or all of the documents which we have incorporated by reference to this prospectus supplement. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at: 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231, Attention: Corporate Secretary, or made by phone at (214) 576-9352.
WHERE YOU CAN FIND MORE INFORMATION
Match Group files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC also maintains an Internet web site that has reports, proxy statements and other information about Match Group. The address of that site is http://www.sec.gov. The reports and other information filed by Match Group with the SEC are also available free of charge at their respective Internet web site, www.mtch.com.Information on these Internet web sites is not part of or incorporated by reference into this document.
Neither the information on any of the above websites, nor the information on the website of the Match Group business, is incorporated by reference in this prospectus or any accompanying prospectus supplement, or in any other filings with, or in any other information furnished or submitted to, the SEC (except as specifically incorporated by reference as set forth above).
Match Group has filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to Match Group and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

LEGAL MATTERS
The validity of the shares of common stock we are offering will be passed upon by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the placement agent by Cahill Gordon & Reindel LLP, New York, New York.

PROSPECTUS
Match Group, Inc.
Common Stock, Preferred Stock, Debt Securities,
Warrants, Purchase Contracts and Units

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. In addition, certain selling security holders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. We urge you to read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of these securities, carefully before you make your investment decision.
Our common stock is listed on NASDAQ under the trading symbol “MTCH.”
Investing in these securities involves certain risks. See “Risk Factors” beginning on page 16 of our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
The date of this prospectus is August 10, 2020

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and information incorporated by reference after the date of this prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus together with additional information described under the heading “Where You Can Find More Information.”
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
MATCH GROUP, INC.
Match Group, Inc., through its portfolio companies, is a leading provider of dating products available globally. Our portfolio of brands includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish®, and OurTime®, as well as a number of other brands, each designed to increase our users’ likelihood of finding a meaningful connection. Through our portfolio companies and their trusted brands, we provide tailored products to meet the varying preferences of our users. Our products are available in over 40 languages to our users all over the world.
Our principal executive office is located at 8750 North Central Expressway, Suite 1400, Dallas, TX 75231, and our telephone number is (214) 576-9352. We maintain a web site address at www.mtch.com, where general information about us is available. We are not incorporating the contents of our website into this prospectus.
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling security holder, we will not receive any of the proceeds from such sale.
DESCRIPTION OF SECURITIES
This prospectus contains a summary of the securities that Match Group or certain selling security holders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.
DESCRIPTION OF CAPITAL STOCK
The following description is based upon our amended certificate of incorporation, our second amended and restated by-laws and applicable provisions of law. We have summarized certain portions of our amended certificate of incorporation and second amended and restated by-laws below. The summary is not complete. The amended certificate of incorporation and second amended and restated by-laws are incorporated by reference into this prospectus in their entirety. You should read our amended certificate of incorporation and the second amended and restated by-laws for the provisions that are important to you.
Match Group’s authorized capital stock consists of 1,600,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. As of July 31, 2020, there were 260,016,024 shares of common stock outstanding. No shares of preferred stock were issued or outstanding as of July 31, 2020.
Common Stock
The issued and outstanding shares of common stock are, and the shares of common stock that we may issue in the future will be, validly issued, fully paid and non-assessable. Subject to any preferential rights of any outstanding series of preferred stock, holders of our common stock are entitled to share equally, share for share, if dividends are declared on our common stock, whether payable in cash, property or our securities. The shares of common stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share equally, share for share, in our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any series of preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote in the election of each director in the class that is up for election in that year and all other matters voted on generally by all stockholders. There is no cumulative voting. Except as otherwise required by law or the amended certificate, the holders of common stock vote together as a single class on all matters submitted to a vote of stockholders.
Our common stock is listed on NASDAQ under the symbol “MTCH.”
Preferred Stock
We may issue shares of preferred stock in one or more series and may, at the time of issuance, determine the powers, rights, preferences, qualifications, limitations and restrictions of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock. The number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of Match Group, Inc. entitled to vote.
We have no current intention to issue any of our unissued, authorized shares of preferred stock. However, the issuance of any shares of preferred stock in the future could adversely affect the rights of the holders of common stock.
DESCRIPTION OF DEBT SECURITIES
The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and the applicable trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•
currencies; or

•
commodities.

Each purchase contract will entitle or obligate the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. The number of shares of common stock issuable upon the exercise of the warrants will be subject to adjustment from time to time upon the occurrence of any of the following events: any stock dividend, stock subdivision, stock split-up, stock reverse-split and stock combination, and any capital reclassification in connection with a reorganization or consolidation or merger.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:
•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•
if applicable, a discussion of any material United States federal income tax considerations;

•
a description of the terms of any unit agreement governing the units; and

•
a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities
We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Match Group, the trustees, the warrant agents, the unit agents or any other agent of Match Group, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
PLAN OF DISTRIBUTION
Match Group and/or the selling security holders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:
•
through underwriters or dealers;

•
directly to a limited number of purchasers or to a single purchaser;

•
through agents;

•
through a combination of any such methods; or

•
through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of such securities and the proceeds to be received by Match Group, if any;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any initial public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If we and/or the selling security holders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•
negotiated transactions,

•
at a fixed public offering price or prices, which may be changed,

•
at market prices prevailing at the time of sale,

•
at prices related to prevailing market prices or

•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling security holders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We and/or the selling security holders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Match Group at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with Match Group and/or the selling security holders, if applicable, to indemnification by Match Group and/or the selling security holders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Match Group and its affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on NASDAQ. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC and which is incorporated by reference will automatically update and supersede this information. We incorporate by reference the documents listed below and all future filings made pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed) until the termination of the offerings of all of the securities covered by this prospectus.
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 28, 2020, as amended by the Annual Report on Form 10-K/A filed on April 29, 2020;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 8, 2020;

•
Current Reports on Form 8-K, filed on February 11, 2020, February 27, 2020, April 28, 2020, May 21, 2020, June 10, 2020, June 12, 2020, June 22, 2020, June 29, 2020, June 30, 2020, July 1, 2020, July 2, 2020 and July 7, 2020; and

•
The description set forth under the caption “Description of New Match Capital Stock” in Amendment No. 1 to the Registration Statement on Form S-4/A filed on April 28, 2020.

Match Group will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus. Requests should be addressed to us at: 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231, Attention: Corporate Secretary, or made by phone at (214) 576-9352.
INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus and Match Group’s financial statements and other documents incorporated by reference include forward-looking statements, as that term is defined in the Private Securities Litigation

Reform Act of 1995, regarding future events and the future results of Match Group, Inc. that are based on our current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “target,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “likely,” “may,” “designed,” “would,” “future,” “can,” “could” and other similar expressions that are predictions, indicate future events and trends or which do not relate to historical matters are intended to identify such forward-looking statements.
These statements are based on our current expectations and beliefs and involve a number of risks, uncertainties and assumptions that are difficult to predict. We believe that these risks and uncertainties include, but are not limited to, those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: competition, our ability to maintain user rates on our higher monetizing dating products, our ability to attract users to our dating products through cost-effective marketing and related efforts, foreign currency exchange rate fluctuations, our ability to distribute our dating products through third parties and offset related fees, the integrity and scalability of our systems and infrastructure (and those of third parties) and our ability to adapt ours to changes in a timely and cost-effective manner, our ability to protect our systems from cyberattacks and to protect personal and confidential user information, risks relating to certain of our international operations and acquisitions, certain risks relating to our relationship with IAC/InterActiveCorp (formerly known as IAC Holdings, Inc.) post-separation, the impact of the outbreak of COVID-19 coronavirus, and the risks inherent in separating Match Group from IAC/InterActiveCorp, including uncertainties related to, among other things, the costs and expected benefits of the proposed transaction, any litigation arising out of or relating to the transaction, the expected tax treatment of the transaction, and the impact of the transaction on the businesses of Match Group. These factors should not be construed as exhaustive and should be read with the other cautionary statements contained in or incorporated by reference into this prospectus.
Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in or incorporated by reference into this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.
Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that we make in this prospectus speak only as of the date of those statements or, in the case of statements incorporated by reference, as of the date of the incorporated document, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
LEGAL OPINIONS
The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Match Group, Inc. appearing in Match Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of Match’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.